[LETTERHEAD OF JONES, JENSEN & COMPANY]


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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June 4, 1997


Icon Systems, Inc.
Salt Lake City, Utah


Ladies and Gentlemen:

     We hereby consent to the use of our report dated November 19, 1996, in the Form S-8 of Icon Systems, Inc., a Nevada corporation. We also consent to the use of our name as experts in the Form S-8.


/s/ Jones, Jensen & Company

Jones, Jensen & Company
Certified Public Accountants